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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 27, 2002

                                Modem Media, Inc.
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             (Exact name of Registrant as Specified in its Charter)


     Delaware                         0-21935                06-1464807
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State or other               (Commission File Number)        (I.R.S. Employer
Jurisdiction of                                              Identification No.)
 Incorporation)


                   230 East Avenue, Norwalk, Connecticut 06855
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              (Address of Principal Executive Officers) (Zip Code)



                                 (203) 299-7000
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              (Registrant's telephone number, including area code)

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Item 5. Other Events

On June 27, 2002, Modem Media, Inc. (the "Company") issued a press release announcing the closure of its offices in Toronto, Munich and Hong Kong, staff reductions in most of the Company's other offices, and a reduction in office space in Norwalk and London. As a result of these actions the Company expects to incur second quarter pre-tax charges of approximately $12 million and incur approximately $4 million of cash costs to implement over the next six months. In addition, the Company will recognize a $3 to $4 million goodwill impairment charge as a result of the adoption of "Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets". The complete text of the press released issued by the Company is attached as an exhibit to this document.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a)  Exhibit 99.1

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  MODEM MEDIA, INC.


                                                  /s/ Sloane Levy
                                                  ------------------------------
                                                  Sloane Levy
                                                  Senior Vice President, General
                                                  Counsel, Human Resources and
                                                  Corporate Secretary


June 27, 2002

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